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                                                                     Exhibit (g)

                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     THIS AGREEMENT is made effective the     day of           , 2003, by and
                                          ---        ----------
between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), and each registered investment company listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by reference, each having its principal office and place of business at 100 Park Avenue, New York, New York 10017 (each a "Fund").

     WHEREAS, certain Funds (as set forth more specifically on Schedule A) desire to appoint State Street as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio", and collectively the "Portfolios"); and

     WHEREAS, certain Funds (as set forth more specifically on Schedule A) desire to appoint State Street as its agent to perform certain investment accounting and recordkeeping functions; and

     WHEREAS, State Street is willing to accept such appointments on the terms and conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN AND AGENT. Fund hereby constitutes and appoints State Street as:

     A. Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to State Street as custodian hereunder ("Assets"); and

     B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940, as amended (the "1940 Act") and to calculate the net asset value of the Portfolios.

2.   REPRESENTATIONS AND WARRANTIES.

     A.   Fund hereby represents, warrants and acknowledges to State Street:

          1. That it is a corporation or trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

          2. That it has the requisite power and authority under applicable law, its articles of incorporation and its bylaws or its declaration of trust to enter into this Agreement; it has taken all requisite action necessary to appoint State Street as custodian and investment accounting and recordkeeping agent; this

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               Agreement has been duly executed and delivered by Fund; and this
               Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

     B.   State Street hereby represents, warrants and acknowledges to Fund:

          1. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

          2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by State Street; and this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms.

3.   DUTIES AND RESPONSIBILITIES OF THE PARTIES.

     A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

     B. Delivery of Accounts and Records. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

     C. Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), State Street will create and maintain records identifying such Assets as belonging to the applicable Portfolio. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company
          (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories"). State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street.

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     D.   Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name," provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the applicable Portfolio, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund directs State Street to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by Portfolio will at all times be identifiable on the records of State Street. Fund agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

     E. Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

     F. Purchases of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, Fund will deliver to State Street Instructions specifying with respect to each such purchase:

          1.   If applicable, the name of the Portfolio making such purchase;
          2.   The name of the issuer and description of the Asset;
          3. The number of shares and the principal amount purchased, and accrued interest, if any;
          4.   The trade date;
          5.   The settlement date;
          6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
          7.   The total amount payable upon such purchase;
          8. The name of the person from whom or the broker or dealer through whom the purchase was made; and

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          9.   Whether the Asset is to be received in certificated form or via a specified Depository.

          In accordance with such Instructions, State Street will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, State Street will make such payment only upon receipt of Assets:
          (a) by State Street; (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

     G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, Fund will deliver to State Street Instructions specifying with respect to each such sale:

          1.   If applicable, the name of the Portfolio making such sale;
          2.   The name of the issuer and description of the Asset;
          3. The number of shares and principal amount sold, and accrued interest, if any;
          4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
          5.   The trade date;
          6.   The settlement date;
          7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
          8.   The total amount to be received by the Portfolio upon such sale;
               and
          9. The name and address of the broker or dealer through whom or person to whom the sale was made.

          State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, State Street will make such delivery upon receipt of:

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          (a) payment therefor in such form as is satisfactory to State Street;
          (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or
          (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

     H. Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to State Street Instructions specifying with respect to each such purchase or sale:

          1. If applicable, the name of the Portfolio making such purchase or sale;

          2.   In the case of security options:

               a.   The underlying security;
               b.   The price at which purchased or sold;
               c.   The expiration date;
               d.   The number of contracts;
               e.   The exercise price;
               f. Whether the transaction is an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased;
               i.   Market on which option traded; and
               j. Name and address of the broker or dealer through whom the sale or purchase was made.

          3.   In the case of options on indices:

               a.   The index;
               b.   The price at which purchased or sold;
               c.   The exercise price;
               d.   The premium;
               e.   The multiple;
               f.   The expiration date;
               g. Whether the transaction is an opening, exercising, expiring or closing transaction;
               h.   Whether the transaction involves a put or call;
               i.   Whether the option is written or purchased; and
               j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

          4.   In the case of security index futures contracts:

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               a.   The last trading date specified in the contract and, when
                    available, the closing level, thereof;
               b.   The index level on the date the contract is entered into;
               c.   The multiple;
               d.   Any margin requirements;
               e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by reference); and
               f.   The name and address of the futures commission merchant
                    through whom the sale or purchase was made, or other
                    applicable settlement instructions.

          5.   In the case of options on index future contracts:

               a.   The underlying index future contract;
               b.   The premium;
               c.   The expiration date;
               d.   The number of options;
               e.   The exercise price;
               f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased; and
               i.   The market on which the option is traded.

     I. Assets Pledged or Loaned. If specifically allowed for in the prospectus of a Portfolio, and subject to such additional terms and conditions as State Street may require:

          1. Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          2. Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

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     J.   Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.

     K. Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or Fund in writing ("Accounts"), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5 hereof, State Street agrees:

          1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

          2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

          3. To make funds available on the next business day after deposit of ACH wires.

     L.   Income and Other Payments. State Street will:

          1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are collected after such reversal, State Street will credit the Portfolio in that amount;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

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          State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

     M. Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     N. Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

     O. Daily Statement of Accounts. State Street will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of the Portfolio.

     P. Appointment of Subcustodians. Notwithstanding any other provisions hereof:

          1. All or any of the Assets may be held in State Street's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodians as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to the applicable Portfolio for any loss, damage or

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               expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent State Street would be responsible to Fund hereunder if it committed the act or omission itself.

          2. Upon request of Fund, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. Fund may review State Street's contracts with such Subcustodians.

     Q.   Provisions Relating to Rules 17f-5 and 17f-7.

          1. Definitions. Capitalized terms in this Section Q. shall have the following meanings:

          "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

          "Eligible Foreign Custodian" has the meaning set forth in section
          (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

          "Eligible Securities Depository" has the meaning set forth in section
          (b)(1) of Rule 17f-7.

          "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

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          "Foreign Custody Manager" has the meaning set forth in section (a)(2)
          of Rule 17f-5.

          2. Delegation to State Street as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolios held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3. Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit B to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Exhibit B the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Exhibit B in accordance with
          Section 3.Q.6. hereof.

          Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Exhibit B, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Exhibit B in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of this Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

          The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

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          4.   Scope of Delegated Responsibilities.

               (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Exhibit B, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

               (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

               (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.Q.6. hereunder.

          5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.Q., the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

          6. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Exhibit B at the end of the calendar quarter in which an amendment to such Exhibit has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this
          Section 3.Q. after the occurrence of the material change.

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

          7. Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          8. Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

          9. Effective Date and Termination of State Street as Foreign Custody Manager. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of
          Section 3.Q.3. hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

          10. Analysis and Monitoring. State Street shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Exhibit C hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section
          (a)(1)(i)(B) of Rule 17f-7.

          11. Standard of Care. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.Q.10.

     R.   Provisions Relating to Custody of Assets Held Outside the United
          States.

          1. Definitions. Capitalized terms in this Section 3.R. shall have the following meanings:

          "Foreign Securities System" means an Eligible Securities Depository listed on Exhibit C hereto.

          "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

          2. Holding Securities. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

          3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

          4. Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

               (ii) in connection with any repurchase agreement related to foreign securities;

               (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

               (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

               (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

               (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

               (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

               (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

               (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

               (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

               (xi) in connection with the lending of foreign securities; and

               (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          5. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

               (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

               (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

               (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

               (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

               (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

               (vi) for payment of part or all of the dividends received in respect of securities sold short;

               (vii) in connection with the borrowing or lending of foreign securities; and

               (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          6. Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

          State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Exhibit D hereto at the time or times set forth on such Exhibit. State Street may revise Exhibit D from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

          7. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

          8. Bank Accounts. State Street shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a

          Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

          9. Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

          10. Shareholder Rights. With respect to the foreign securities held pursuant to this Section 5, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

          11. Communications Relating to Foreign Securities. State Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

          12. Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

          13. Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

          14. Liability of Custodian. Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

     S. Accounts and Records. State Street will prepare and maintain, under the direction of and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

     T. Accounts and Records Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of

          Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records, provided that Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time.

     U. Adoption of Procedures. State Street and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit E. State Street and Fund may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, articles of incorporation, bylaws, or declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street's responsibilities or procedures under this Agreement.

     V. Valuation of Assets. State Street will value the Assets in accordance with Fund's Instructions utilizing the pricing sources designated by Fund ("Pricing Sources") on Exhibit F hereto. State Street will calculate each Portfolio's net asset value in accordance with the Portfolio's prospectus.

     W. Advances. Fund will pay on demand any advance of cash or securities made by State Street or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants State Street and such Subcustodian a lien on and security interest in all Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should Fund fail to promptly repay the advance, State Street and such Subcustodian may utilize available cash and dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     X. Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

     Y.   Fund Shares.

          1. Fund will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

          2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, Portfolio or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

          3. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with State Street the amount received for such shares. State Street has no duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.   INSTRUCTIONS.

     A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of Fund. Fund will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. The term "designated representative" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees.

     B. No later than the next business day immediately following each oral Instruction, Fund will send State Street written confirmation of such oral Instruction. At State Street's sole discretion, State Street may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

     C. Fund will provide, upon State Street's request, a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5. LIMITATION OF LIABILITY OF STATE STREET. State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

     A. State Street's action or failure to act pursuant hereto; provided that State Street has acted in good faith and with reasonable care; and provided further, that in no event is State Street liable for consequential, special, or punitive damages;

     B. State Street's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion;

     C. State Street's action or failure to act hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instruction, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication;

     D. State Street's action or failure to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street at the expense of Fund, or on the Instruction, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted;

     E. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

          1. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

          2. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

          3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

     F. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to State Street by or on behalf of a Portfolio, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to value the Assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder;

     G. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse State Street under Section 5 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times;

     H. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or willful misconduct by State Street;

     I. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of a Portfolio until actually received; provided, however, that State Street will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received;

     J. Except as provided in Section 3.P hereof, loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom State Street may deal; and

     K. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction, war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6. COMPENSATION. In consideration for its services hereunder, Fund will pay to State Street the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to by Fund and State Street from time to time, and upon demand, reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees and disbursements, incurred by State Street in connection with the performance of services hereunder. State Street may charge such compensation against monies held by it for the account of the Portfolios. State Street will also be entitled to charge against any monies held by it for the account of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund, including but not limited to fees and expenses due to State Street for other services provided to Fund by State Street. State Street will be entitled to reimbursement by Fund for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefor.

7. TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, either Fund or State Street may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination hereof:

     A. Fund will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

     B. Fund will designate a successor investment accounting and recordkeeping agent (which may be Fund) by Instruction to State Street;

     C. Fund will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse State Street for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

     D. State Street will, upon payment of all sums due to State Street from Fund hereunder or otherwise, deliver at State Street's office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to Fund; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

     In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above, or at such other address as Fund may have designated to State Street in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to State Street hereunder.

9.   EACH FUND A SEPARATE PARTY.

     A. Each Fund will be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement as to each Fund is understood to be for clerical convenience only and will not constitute any basis for joining the Funds for any reason.

     B. Fund may appoint State Street as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by State Street and Fund in writing.

10. MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio, the following provisions apply:

     A. Each Portfolio will be regarded for all purposes hereunder as a separate entity apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio.

11.  MISCELLANEOUS.

     A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

     B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Sections 9 and 10 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

     D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

     F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

     H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

     I. The benefits of this Agreement may not be assigned by either party nor may either party delegate all or a portion of its duties hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Fund agrees that State Street may delegate all or a portion of its duties to an affiliate of State Street, provided that such delegation will not reduce the obligations of State Street under this Agreement.

     J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street and Fund or any Portfolio.

     K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

     L. Notice is hereby given that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST               On behalf of each of the Funds set
COMPANY                                   forth on Schedule A hereto


By:                                       By:
    ----------------------------------        ----------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------

                                   SCHEDULE A

                          Dated as of           , 2003
                                      ----------

       Registered Investment Company                     Services Provided
       -----------------------------                     -----------------
Seligman LaSalle Real Estate Fund Series, Inc.   Custody and Investment Accounting

                    EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

Foreign--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

==============================================================================================
    Market       Income Policy      Market     Income Policy        Market       Income Policy
----------------------------------------------------------------------------------------------
Argentina        Actual          Hong Kong     Contractual     Poland            Actual
----------------------------------------------------------------------------------------------
Australia        Contractual     Hungary       Actual          Portugal          Contractual
----------------------------------------------------------------------------------------------
Austria          Contractual     India         Actual          Russia            Actual
----------------------------------------------------------------------------------------------
Bahrain          Actual          Indonesia     Actual          Singapore         Contractual
----------------------------------------------------------------------------------------------
Bangladesh       Actual          Ireland       Actual          Slovak Republic   Actual
----------------------------------------------------------------------------------------------
Belgium          Contractual     Israel        Actual          South Africa      Actual
----------------------------------------------------------------------------------------------
Bermuda          Actual          Italy         Contractual     South Korea       Actual
----------------------------------------------------------------------------------------------
* Bolivia        Actual          Ivory Coast   Actual          Spain             Contractual
----------------------------------------------------------------------------------------------
Botswana         Actual          * Jamaica     Actual          Sri Lanka         Actual
----------------------------------------------------------------------------------------------
Brazil           Actual          Japan         Contractual     Swaziland         Actual
----------------------------------------------------------------------------------------------
Canada           Contractual     Jordan        Actual          Sweden            Contractual
----------------------------------------------------------------------------------------------
Chile            Actual          Kenya         Actual          Switzerland       Contractual
----------------------------------------------------------------------------------------------
China            Actual          Lebanon       Actual          Taiwan            Actual
----------------------------------------------------------------------------------------------
Colombia         Actual          Luxembourg    Actual          Thailand          Actual
----------------------------------------------------------------------------------------------
Cyprus           Actual          Malaysia      Actual          * Trinidad &      Actual
                                                               Tobago
----------------------------------------------------------------------------------------------
Czech Republic   Actual          Mauritius     Actual          * Tunisia         Actual
----------------------------------------------------------------------------------------------
Denmark          Contractual     Mexico        Actual          Turkey            Actual
----------------------------------------------------------------------------------------------
Ecuador          Actual          Morocco       Actual          UnitedKingdom     Contractual
----------------------------------------------------------------------------------------------
Egypt            Actual          Namibia       Actual          United States     See Attached
----------------------------------------------------------------------------------------------
**Euroclear      Contractual/    Netherlands   Contractual     Uruguay           Actual
                 Actual
----------------------------------------------------------------------------------------------
Euro CDs         Actual          New Zealand   Contractual     Venezuela         Actual
----------------------------------------------------------------------------------------------
Finland          Contractual     Norway        Contractual     Zambia            Actual
----------------------------------------------------------------------------------------------
France           Contractual     Oman          Actual          Zimbabwe          Actual
----------------------------------------------------------------------------------------------
Germany          Contractual     Pakistan      Actual
----------------------------------------------------------------------------------------------
Ghana            Actual          Peru          Actual
----------------------------------------------------------------------------------------------
Greece           Actual          Philippines   Actual
==============================================================================================

*    Market is not 17F-5 eligible
** For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

United States--

==================================================================================
     Income Type             DTC            FED             PTC           Physical
----------------------------------------------------------------------------------
Dividends                Contractual       N/A              N/A             Actual
----------------------------------------------------------------------------------
Fixed Rate Interest      Contractual   Contractual          N/A             Actual
----------------------------------------------------------------------------------
Variable Rate Interest   Contractual   Contractual          N/A             Actual
----------------------------------------------------------------------------------
GNMA I                       N/A           N/A       Contractual PD +1       N/A
----------------------------------------------------------------------------------
GNMA II                      N/A           N/A       Contractual PD ***      N/A
----------------------------------------------------------------------------------
Mortgages                   Actual     Contractual      Contractual         Actual
----------------------------------------------------------------------------------
Maturities                  Actual     Contractual          N/A             Actual
==================================================================================

Exceptions to the above Contractual Income Policy include securities that are:

..    Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);
..    On loan under a self directed securities lending program other than State
     Street's own vendor lending program;
..    Known to be in a condition of default, or suspected to present a risk of default or payment delay;
..    In the asset categories, without limitation, of Private Placements,
     Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.
..    Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;
..    Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

*** For GNMA II securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation

Austria                Erste Bank der Osterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                Fortis Bank nv-sa

Benin                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Bermuda                The Bank of Bermuda Limited

Bolivia                Citibank, N. A.

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Burkina Faso           via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Canada                 State Street Trust Company Canada

Cayman Islands         Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                  BankBoston, N.A.

People's Republic      The Hongkong and Shanghai Banking Corporation Limited,
of China               Shanghai and Shenzhen branches

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

Croatia                Privredna Banka Zagreb d.d

Cyprus                 Cyprus Popular Bank Ltd.

Czech Republic         Ceskoslovenska Obchodni Banka, A.S.

Denmark                Danske Bank A/S

Ecuador                Citibank, N.A.

Egypt                  HSBC Bank Egypt S.A.E.
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia                Hansabank

Finland                Nordea Bank Finland Plc.

France                 BNP Paribas Securities Services, S.A.

Germany                Deutsche Bank AG

                       Dresdner Bank AG

Ghana                  Barclays Bank of Ghana Limited

Greece                 National Bank of Greece S.A.

Guinea-Bissau          via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Hong Kong              Standard Chartered Bank

Hungary                HVB Bank Hungary Rt.

Iceland                Icebank Ltd.

India                  Deutsche Bank AG

                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia              Standard Chartered Bank

Ireland                Bank of Ireland

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas Securities Services, S.A.

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                  Mizuho Corporate Bank Ltd.

                       Sumitomo Mitsui Banking Corporation

Jordan                 HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan             HSBC Bank Kazakhstan
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited

Republic of Korea      Deutsche Bank AG

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

                       The Hongkong and Shanghai Banking Corporation Limited

Latvia                 A/s Hansabanka

Lebanon                HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania              Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mali                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Mauritius              The Hongkong and Shanghai Banking Corporation Limited

Mexico                 Banco Nacional de Mexico S.A.

Morocco                Banque Commerciale du Maroc

Namibia                Standard Bank Namibia Limited   -

Netherlands            KAS BANK N.V.

New Zealand            Westpac Banking Corporation

Niger                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Nigeria                Stanbic Bank Nigeria Limited

Norway                 Nordea Bank Norge ASA

Oman                   HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Panama                 BankBoston, N.A.

Peru                   Citibank, N.A.

Philippines            Standard Chartered Bank

Poland                 Bank Handlowy w Warszawie S.A.

Portugal               Banco Comercial Portugues S.A.

Puerto Rico            Citibank N.A.

Qatar                  HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                ING Bank N.V.

Russia                 ING Bank (Eurasia) ZAO, Moscow

Senegal                via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Singapore              The Development Bank of Singapore Limited

Slovak Republic        Ceskoslovenska Obchodni Banka, A.S.,
                       pobocka zahranicnej banky v SR

Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Nedcor Bank Limited

                       Standard Bank of South Africa Limited

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Spain                  Banco Santander Central Hispano S.A.

Sri Lanka              The Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken AB

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank

Togo                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, N.A.

Uganda                 Barclays Bank of Uganda Limited

Ukraine                ING Bank Ukraine

United Arab Emirates   HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

United Kingdom         State Street Bank and Trust Company, London Branch

Uruguay                BankBoston, N.A.

                                    EXHIBIT B
                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Country                Subcustodian

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Limited

Zimbabwe               Barclays Bank of Zimbabwe Limited

03/31/03

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

Argentina              Caja de Valores S.A.

Australia              Austraclear Limited

Austria                Oesterreichische Kontrollbank AG
                       (Wertpapiersammelbank Division)

Bahrain                Clearing, Settlement, and Depository System of the
                       Bahrain Stock Exchange

Belgium                Caisse Interprofessionnelle de Depots et de Virements de
                       Titres, S.A.

                       Banque Nationale de Belgique

Benin                  Depositaire Central - Banque de Reglement

Bermuda                Bermuda Securities Depository

Brazil                 Central de Custodia e de Liquidacao Financeira de Titulos
                       Privados (CETIP)

                       Companhia Brasileira de Liquidacao e Custodia

                       Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria               Bulgarian National Bank

                       Central Depository AD

Burkina Faso           Depositaire Central - Banque de Reglement

Canada                 The Canadian Depository for Securities Limited

Chile                  Deposito Central de Valores S.A.

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

People's Republic      China Securities Depository and Clearing
of China               Corporation Limited Shanghai Branch

                       China Securities Depository and Clearing
                       Corporation Limited Shenzhen Branch

Colombia               Deposito Central de Valores

                       Deposito Centralizado de Valores de
                       Colombia S..A. (DECEVAL)

Costa Rica             Central de Valores S.A.

Croatia                Ministry of Finance

                       Sredisnja Depozitarna Agencija d.d.

Cyprus                 Central Depository and Central Registry

Czech Republic         Czech National Bank

                       Stredisko cennych papiru - Ceska republika

Denmark                Vaerdipapircentralen (Danish Securities Center)

Egypt                  Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                Eesti Vaartpaberikeskus

Finland                Suomen Arvopaperikeskus

France                 Euroclear France

Germany                Clearstream Banking AG, Frankfurt

Greece                 Apothetirion Titlon AE - Central Securities Depository

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

                       Bank of Greece,
                       System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau          Depositaire Central - Banque de Reglement

Hong Kong              Central Moneymarkets Unit

                       Hong Kong Securities Clearing Company Limited

Hungary                Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                Iceland Securities Depository Limited

India                  Central Depository Services India Limited

                       National Securities Depository Limited

                       Reserve Bank of India

Indonesia              Bank Indonesia

                       PT Kustodian Sentral Efek Indonesia

Israel                 Tel Aviv Stock Exchange Clearing House Ltd.
                       (TASE Clearinghouse)

Italy                  Monte Titoli S.p.A.

Ivory Coast            Depositaire Central - Banque de Reglement

Jamaica                Jamaica Central Securities Depository

Japan                  Bank of Japan  - Net System

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

                       Japan Securities Depository Center (JASDEC) Incorporated

Kazakhstan             Central Depository of Securities

Kenya                  Central Bank of Kenya

Republic of Korea      Korea Securities Depository

Latvia                 Latvian Central Depository

Lebanon                Banque du Liban

                       Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania              Central Securities Depository of Lithuania

Malaysia               Bank Negara Malaysia

                       Malaysian Central Depository Sdn. Bhd.

Mali                   Depositaire Central - Banque de Reglement

Mauritius              Bank of Mauritius

                       Central Depository and Settlement Co. Ltd.

Mexico                 S.D. Indeval, S.A. de C.V.

Morocco                Maroclear

Netherlands            Euroclear Nederlands

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

New Zealand            New Zealand Central Securities Depository Limited

Niger                  Depositaire Central - Banque de Reglement

Nigeria                Central Securities Clearing System Limited

Norway                 Verdipapirsentralen (Norwegian Central Securities
                       Depository)

Oman                   Muscat Depository & Securities Registration Company, SAOC

Pakistan               Central Depository Company of Pakistan Limited

                       State Bank of Pakistan

Palestine              Clearing Depository and Settlement, a department
                       of the Palestine Stock Exchange

Panama                 Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines            Philippine Central Depository, Inc.

                       Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                 Central Treasury Bills Registrar

                       Krajowy Depozyt Papierow Wartosciowych S.A.
                       (National Depository of Securities)

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                Bucharest Stock Exchange Registry Division

                       National Bank of Romania

                       National Securities Clearing, Settlement and
                       Depository Company

Russia                 Vneshtorgbank, Bank for Foreign Trade of the
                       Russian Federation

Senegal                Depositaire Central - Banque de Reglement

Singapore              The Central Depository (Pte) Limited

                       Monetary Authority of Singapore

Slovak Republic        National Bank of Slovakia

                       Stredisko cennych papierov SR, a.s.

Slovenia               KDD - Centralna klirinsko depotna druzba d.d.

South Africa           The Central Depository Limited

                       Share Transactions Totally Electronic (STRATE) Ltd.

Spain                  Banco de Espana

                       Servicio de Compensacion y Liquidacion de Valores, S.A.

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

Sri Lanka              Central Depository System (Pvt) Limited

Sweden                 Vardepapperscentralen  VPC AB
                       (Swedish Central Securities Depository)

Switzerland            SegaIntersettle AG (SIS)

Taiwan - R.O.C.        Taiwan Securities Central Depository Company Limited

Thailand               Bank of Thailand

                       Thailand Securities Depository Company Limited

Togo                   Depositaire Central - Banque de Reglement

Trinidad and Tobago    Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                 Central Bank of Turkey

                       Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                 Bank of Uganda

Ukraine                Mizhregionalny Fondovy Souz

                       National Bank of Ukraine

United Arab Emirates   Clearing and Depository System,
                       a department of the Dubai Financial Market

                                    EXHIBIT C
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories

Venezuela              Banco Central de Venezuela

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia                 Bank of Zambia

                       LuSE Central Shares Depository Limited

TRANSNATIONAL

    Euroclear

    Clearstream Banking AG

03/31/03

                                    EXHIBIT D

                               MARKET INFORMATION

Publication/Type of Information                     Brief Description
-------------------------------                     -----------------
(scheduled frequency)

The Guide to Custody in World Markets   An overview of settlement and
(hardcopy annually and regular          safekeeping procedures, custody
 website updates)                       practices and foreign investor
                                        considerations for the markets in
                                        which State Street offers custodial
                                        services.

Global Custody Network Review           Information relating to Foreign
(annually)                              Sub-Custodians in State Street's Global
                                        Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The
                                        Review also gives insight into State
                                        Street's market expansion and Foreign
                                        Sub-Custodian selection processes, as
                                        well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign
(annually)                              Securities Depositories presently
                                        operating in Network markets. This
                                        publication is an integral part of the
                                        materials that State Street provides to
                                        its U.S. mutual fund clients to meet
                                        informational obligations created by SEC
                                        Rule 17f-7.

Global Legal Survey                     With respect to each market in which
(annually)                              State Street offers custodial services,
                                        opinions relating to whether local law
                                        restricts (i) access of a fund's
                                        independent public accountants to books
                                        and records of a Foreign Sub-Custodian
                                        or Foreign Securities System, (ii) a
                                        fund's ability to recover in the event
                                        of bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) a fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability
                                        of a foreign investor to convert cash
                                        and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State
(annually)                              Street has entered into with each
                                        Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the markets
                                        in which State Street offers custodial
                                        services.

Global Market Bulletin                  Information on changing settlement and
(daily or as necessary)                 custody conditions in markets where
                                        State Street offers custodial services.
                                        Includes changes in market and tax
                                        regulations, depository developments,
                                        dematerialization information, as well
                                        as other market changes that may impact
                                        State Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that exhibit
                                        special risks or infrastructures
                                        impacting custody, State Street issues
                                        market advisories to highlight those
                                        unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying
(presently on a quarterly basis or as   materials confirming State Street's
otherwise necessary)                    foreign custody arrangements, including
                                        a summary of material changes with
                                        Foreign Sub-Custodians that have
                                        occurred during the previous quarter.
                                        The notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining assets with
                                        Foreign Securities Depositories.

                EXHIBIT E -- FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                       SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

[ ]  SWIFT

     SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

     Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ]  REMOTE BATCH TRANSMISSION

     Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

     Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[ ]  AUTOMATED CLEARING HOUSE (ACH)

     SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[ ]  REPETITIVE WIRES

     For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

     This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[ ]  STANDING INSTRUCTIONS

     Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

     This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[ ]  TELEPHONE CONFIRMATION (CALL BACK)

     This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

     Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

[ ]  TEST KEY

     Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

     Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

CLIENT


By:
    ---------------------------------
    Authorized Signature

-------------------------------------
Type or Print Name

-------------------------------------
Title

-------------------------------------
Date

                 SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
                     AND SECURITY PROCEDURES SELECTION FORM

CLIENT/INVESTMENT MANAGER:
                           -----------------------------------------------------
                                                Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                 ALTERNATE CONTACT

--------------------------------------    --------------------------------------
Name                                      Name

--------------------------------------    --------------------------------------
Address                                   Address

--------------------------------------    --------------------------------------
City/State/Zip Code                       City/State/Zip Code

--------------------------------------    --------------------------------------
Telephone Number                          Telephone Number

--------------------------------------    --------------------------------------
Facsimile Number                          Facsimile Number

--------------------------------------    --------------------------------------
SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS

Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                       TITLE                      SPECIMEN SIGNATURE

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                       CALLBACK PHONE NUMBER      DOLLAR LIMITATION (IF ANY)

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

-------------------------  -------------------------  --------------------------

[LOGO] State Street                                   EXHIBIT F
                                             PRICE SOURCE AND METHODOLOGY
                                                 AUTHORIZATION MATRIX
                                          Daily Valuation: Mutual Funds and
                                     Insurance (NAVigator; PAM for Mutual Funds)

--------------------------------------------------------------------------------

                      EXHIBIT F--PRICE SOURCE AUTHORIZATION

Instructions: Please indicate the primary, secondary and tertiary source to be used by State Street in calculating market value of investment for each legal entity in the Client Relationship identified below. If the security type is not held (or, in the case of a mutual fund, not allowed by the fund prospectus), please indicate N/A. NOTE: If an Investment Manager is a Pricing Source, please specify explicitly. If the Client has more than one account or portfolio, each will be priced in accordance with the instructions given below unless otherwise indicated. If the accounting platform used for the Client is MCHorizon, then State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details. The Sources Status Pricing Matrix will be provided for your information and review. In the absence of an Instruction to the contrary, State Street shall be entitled to rely on the Instructions contained in this Price Source and Methodology Authorization Matrix for each additional legal entity within the client relationship to whom State Street provides pricing services from time to time.

-----------------------------------------------------------------------------------------------------------------------
                                              Primary   Secondary   Tertiary   Pricing   Pricing Default     Valuation
               Security Type                   Source     Source     Source     Logic         Logic            Point
-----------------------------------------------------------------------------------------------------------------------
EQUITIES
-----------------------------------------------------------------------------------------------------------------------
U. S. Listed Equities (NYSE, AMEX)             Bridge    Reuters                 Last                      Market Close
-----------------------------------------------------------------------------------------------------------------------
U.S. OTC Equities (Nasdaq)                     Bridge    Reuters                                           Market Close
-----------------------------------------------------------------------------------------------------------------------
Foreign Equities
-----------------------------------------------------------------------------------------------------------------------
Listed ADR's
-----------------------------------------------------------------------------------------------------------------------
FIXED INCOME
-----------------------------------------------------------------------------------------------------------------------
Municipal Bonds
-----------------------------------------------------------------------------------------------------------------------
US Bonds (Treasuries, MBS, ABS, Corporates)
-----------------------------------------------------------------------------------------------------------------------
Eurobonds/Foreign Bonds

-----------------------------------------------------------------------------------------------------------------------
OTHER ASSETS
-----------------------------------------------------------------------------------------------------------------------
   Options
-----------------------------------------------------------------------------------------------------------------------
   Futures
-----------------------------------------------------------------------------------------------------------------------
   Non - Listed ADR's
-----------------------------------------------------------------------------------------------------------------------
EXCHANGE RATES
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
FORWARD POINTS
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

CLIENT RELATIONSHIP: Seligman Mutual Fund Family                     STATE STREET BANK AND TRUST COMPANY
            Legal Entity (if more than one, please list on page 2)
                                                                     ACCEPTED: Vice President

AUTHORIZED BY: Authorized Officer                                    EFFECTIVE DATE:   /  /   (supersedes prior matrices)
                                                                                     -- -- --

[LOGO] State Street                                   EXHIBIT F
                                             PRICE SOURCE AND METHODOLOGY
                                                 AUTHORIZATION MATRIX
                                          Daily Valuation: Mutual Funds and
                                     Insurance (NAVigator; PAM for Mutual Funds)

--------------------------------------------------------------------------------

LIST OF LEGAL ENTITIES IN THE CLIENT RELATIONSHIP
--------------------------------------------------------------------------------
                     NAME OF AUTHORIZED SIGNER   SIGNATURE OF AUTHORIZED SIGNER
   LEGAL ENTITY       IF DIFFERENT THAN PAGE 1      IF DIFFERENT THAN PAGE 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
Explanation of Fields
--------------------------------------------------------------------------------
Client:             Indicate the legal entity name of the Client. If there are multiple legal entities for one client relationship, please list each Legal Entity on p. 2. If a single legal entity
                    encompasses multiple portfolios/accounts/series, any of
                    which are to be priced differently, please so indicate.
--------------------------------------------------------------------------------
Primary Source:     Indicate the primary source for prices for the security
                    type. If an Investment Manager is a pricing source, please specify explicitly.
--------------------------------------------------------------------------------
Secondary Source:   Indicate the secondary source for prices for the security
                    type. If an Investment Manager is a pricing source, please specify explicitly.
--------------------------------------------------------------------------------
Tertiary Source:    Indicate the tertiary (3rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
--------------------------------------------------------------------------------
Pricing Logic:      Indicate the price type to be referenced for the security
                    type: Ask, Bid, Close, Evaluated Mean, Last Sale, amortized cost, etc.
--------------------------------------------------------------------------------
Pricing Default     Indicate the price type to be referenced for the security
Logic:              type: Ask, Bid, Close, Evaluated Mean, Last Sale, amortized cost, etc. in the instance where the preferred price type is not available
--------------------------------------------------------------------------------
Valuation Point:    Indicate time of day: Market Close, End of Day, specific
                    time and time zone.
--------------------------------------------------------------------------------
Authorized By:      Provide the signature of the person authorizing the
                    completion of the Price Source Authorization. If multiple
                    legal entities are listed on p. 2, please provide the
                    signature of an authorized person in each case, if
                    necessary.
--------------------------------------------------------------------------------
Date:               Indicate the date the Price Source Authorization was
                    completed
--------------------------------------------------------------------------------